Exhibit 99.1

IRREVOCABLE PROXY
The undersigned shareholder (the "Shareholder") of Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Robert J. Palle (the "Proxy Holder"), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to (a) vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or equity securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") and (b) sell, pledge, convey or otherwise transfer, dispose or cause the disposition of the Shares, in accordance with the terms of this Irrevocable Proxy from the date hereof until May 22, 2023 (the "Expiration Date"), provided, however, that the  Shares identified on Schedule A annexed hereto and made a part hereof shall be excluded from the rights granted to the Proxy Holder herein.
The Proxy Holder is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to (a) vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of the Company and in every written consent in lieu of such meeting with respect to any matter whatsoever and (b) sell, pledge, convey or otherwise transfer, dispose or cause the disposition of the Shares at any time and on any terms determined by the Proxy Holder in such Proxy Holder's discretion.
Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
 The proxy granted hereunder shall be irrevocable during the term and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Shareholder. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.
This Irrevocable Proxy may be executed in one or more counterparts, each of which shall constitute an original document, but all of which together shall be one and the same Irrevocable Proxy.

Dated: May 22, 2018

SHAREHOLDER

By: /s/ Carol M. Pallé
Carol M. Pallé

ACCEPTED AND AGREED TO:

By: /s/ Robert J. Pallé
Robert J. Pallé
Proxy Holder

SCHEDULE A

SHARES EXCLUDED FROM PROXY

10,000 shares of common stock of the Issuer held directly by Carol M. Palle, individually.
21,500 shares of common stock of the Issuer underlying options granted to Carol M. Palle.